Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P. REPORT THIRD

QUARTER 2006 RESULTS

November 10, 2006 – Eagan, Minnesota — Norcraft Holdings, L.P. (Holdings) and Norcraft Companies, L.P. (Norcraft) today reported financial results for the third quarter ended September 30, 2006. The financial results for Holdings include the accounts of its indirect wholly-owned subsidiary, Norcraft. Other than Holdings’ obligations under its $118.0 million 9 3/4% senior discount notes, including related deferred issuance costs, debt issuance amortization, and related interest expense (all of which are non-cash), all other assets, liabilities, income, expenses, and cash flows presented for all periods generally represent those of Norcraft.

FINANCIAL RESULTS

Third Quarter of Fiscal 2006 Compared with Third Quarter of Fiscal 2005

Net sales increased $8.4 million, or 8.0%, from $105.6 million for the third quarter of 2005 compared to $114.0 million for the same quarter of 2006. Income from operations increased by $2.6 million, or 17.2%, from $15.5 million for the third quarter of 2005 compared to $18.1 million for the same quarter of 2006. Net income for Holdings increased $3.7 million, from $8.5 million for the third quarter of 2005 to $12.2 million in the same quarter of 2006. Net income for Norcraft increased $3.9 million, from $10.7 million for the third quarter of 2005 to $14.6 million for the same quarter of 2006.

EBITDA (as defined in the attached table) was $18.9 million for the third quarter of 2005 compared to $21.8 million for the same quarter of 2006.

"We are very pleased with our continued margin improvement during the quarter. Our efforts to improve production efficiencies and product mix have enabled us to improve margins while at the same time facing a slow down of incoming orders” commented President and CEO, Mark Buller. “We continue to be very concerned about the housing market slow-down and the impact on future sales.”

CONFERENCE CALL

Norcraft has scheduled a conference call on Tuesday, November 14, 2006 at 10:00 a.m. Eastern Time. To participate, dial 866-761-0752 and use the pass code 27915583. A telephonic replay will be available by calling 888-286-8010 and using pass code 51407443.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through four brands: Mid Continent Cabinetry, UltraCraft, StarMark and Fieldstone.

-Selected Financial Data Tables Follow-

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	September 30, 2006	December 31, 2005	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash	$36,410	$933	$36,410	$933
Trade accounts receivable, net	40,554	37,015	40,554	37,015
Inventories	25,339	24,197	25,339	24,197
Prepaid expenses and other	1,026	1,921	1,026	1,921
Total current assets	103,329	64,066	103,329	64,066
Property, plant and equipment, net	37,090	36,485	37,090	36,485
Other assets:
Goodwill	148,459	148,459	148,459	148,459
Customer relationships, net	53,848	57,197	53,848	57,197
Brand names	49,000	49,000	49,000	49,000
Deferred financing costs, net	8,028	8,396	5,265	5,344
Display cabinets, net	8,985	8,443	8,985	8,443
Other	277	111	277	111

Total other assets	268,597	271,606	265,834	268,554

Total assets	$409,016	$372,157	$406,253	$369,105

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Book overdrafts payable	$—	$1,666	$—	$1,666
Accounts payable	12,471	10,817	12,471	10,817
Accrued expenses	29,176	20,537	29,176	20,537
Members’ distribution payable	740	—	740	—

Total current liabilities	42,387	33,020	42,387	33,020
Long-term debt	254,213	241,567	150,000	150,000
Commitments and contingencies	—	—	—	—
Members’ equity subject to put request	53,962	46,094	—	—
Members’ equity	58,454	51,476	213,866	186,085

Total liabilities and members’ equity	$409,016	$372,157	$406,253	$369,105

Consolidated Statements of Income

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net sales	$114,044	$105,630	$344,586	$301,671
Cost of sales	76,675	74,160	235,684	210,102

Gross profit	37,369	31,470	108,902	91,569
Selling, general and administrative expenses	19,235	15,998	57,758	47,717

Income from operations	18,134	15,472	51,144	43,852
Other expense (income):
Interest expense	5,488	5,765	16,717	17,549
Amortization of deferred financing costs	368	1,154	1,126	2,515
Other, net	57	18	131	130

	5,913	6,937	17,974	20,194

Net income	$12,221	$8,535	$33,170	$23,658

	Norcraft Companies, L.P.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net sales	$114,044	$105,630	$344,586	$301,671
Cost of sales	76,675	74,160	235,684	210,102

Gross profit	37,369	31,470	108,902	91,569
Selling, general and administrative expenses	19,235	15,998	57,758	47,717

Income from operations	18,134	15,472	51,144	43,852
Other expense (income):
Interest expense	3,171	3,670	9,936	11,395
Amortization of deferred financing costs	269	1,066	837	2,253
Other, net	57	18	131	130

	3,497	4,754	10,904	13,778

Net income	$14,637	$10,718	$40,240	$30,074

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income	$33,170	$23,658	$40,240	$30,074
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment:	3,430	3,696	3,430	3,696
Amortization:
Customer relationships	3,349	3,350	3,349	3,350
Deferred financing costs	1,126	2,515	837	2,253
Display cabinets	4,073	2,998	4,073	2,998
Provision for uncollectible accounts receivable	639	374	639	374
Provision for obsolete and excess inventory	101	60	101	60
Provision for warranty claims	3,626	3,332	3,626	3,332
Accreted interest on senior notes	6,768	6,154	—	—
Stock compensation expense	733	186	733	186
Loss on sale of equipment	50	51	50	51
Change in operating assets and liabilities:
Accounts receivable	(4,387)	(7,965)	(4,387)	(7,965)
Inventories	(1,100)	(3,822)	(1,100)	(3,822)
Prepaid expenses and other	895	568	895	568
Other assets	15	(6)	15	(6)
Accounts payable and accrued liabilities	7,430	7,670	7,430	7,670

Net cash provided by operating activities	59,918	42,819	59,931	42,819
Cash flows from investing activities:
Proceeds from sale of property and equipment	54	52	54	52
Purchase of property, plant and equipment	(4,896)	(4,849)	(4,896)	(4,849)
Purchase of display cabinets	(4,615)	(4,649)	(4,615)	(4,649)

Net cash used in investing activities	(9,457)	(9,446)	(9,457)	(9,446)
Cash flows from financing activities:
Payment of financing costs	(758)	—	(758)	—
Payments on term loan	—	(23,500)	—	(23,500)
Book overdrafts payable	(1,666)	—	(1,666)	—
Distribution to member	—	—	(13)	—
Proceeds from issuance of member interests	1,825	343	1,825	343
Repurchase of members’ interests	(2,344)	(1,888)	(2,344)	(1,888)
Tax distributions to members	(11,979)	(7,572)	(11,979)	(7,572)

Net cash used in financing activities	(14,922)	(32,617)	(14,935)	(32,617)
Effect of exchange rates on cash	(62)	(124)	(62)	(124)

Net increase in cash	35,477	632	35,477	632
Cash, beginning of the period	933	823	933	823

Cash, end of period	$36,410	$1,455	$36,410	$1,455

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$6,574	$8,019	$6,561	$8,019
Supplemental disclosure of non-cash transactions:
Tax distributions declared but not paid	$740	$20	$740	$20
Repurchase of members’ interests for consideration (notes payable) other than cash	$5,878	$—	$—	$—

Reconciliation of Net Income to EBITDA

(dollar amounts in thousands)

EBITDA is net income before income tax expense, interest expense, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. We also believe EBITDA provides information relevant to investors regarding our ability to service and/or incur debt. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA are shown below:

	Norcraft Holdings, L.P. (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,			Twelve Months Ended September 30, 2006
	2006	2005	2006	2005
Net income	$12,221	$8,535	$33,170	$23,658	(1)	$39,181
Interest expense	5,488	5,765	16,717	17,549		22,376
Depreciation	1,179	1,266	3,430	3,696		4,534
Amortization of deferred financing costs	368	1,154	1,126	2,515		2,738
Amortization of customer relationships	1,117	1,117	3,349	3,350		4,466
Display cabinet amortization	1,377	1,053	4,073	2,998		5,376
State Taxes	54	30	110	142		175

EBITDA	$21,804	$18,920	$61,975	$53,908		$78,846

	Norcraft Companies, L.P. (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,			Twelve Months Ended September 30, 2006
	2006	2005	2006	2005
Net income	$14,637	$10,718	$40,240	$30.074	(1)	$48,505
Interest expense	3,171	3,670	9,936	11,395		13,434
Depreciation	1,179	1,266	3,430	3,696		4,534
Amortization of deferred financing costs	269	1,066	837	2,253		2,356
Amortization of customer relationships	1,117	1,117	3,349	3,350		4,466
Display cabinet amortization	1,377	1,053	4,073	2,998		5,376
State Taxes	54	30	110	142		175

EBITDA	$21,804	$18,920	$61,975	$53,908		$78,846

1)	Net income during the nine months ended September 30, 2005 includes an adjustment related to our change in vacation policy which increased net income (and EBITDA) by $1,704.